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EXHIBIT 23.5

Consent of PricewaterhouseCoopers LLP

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Sterling Financial Corporation of our report dated February 8, 2001, relating to the 2000 and 1999 consolidated financial statements, which appear in Sterling Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, CA
December 6, 2002

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Consent of PricewaterhouseCoopers LLP